Exhibit 99.2

Consolidated Report to the Financial Community
Third Quarter 2013

(Released November 5, 2013)         (Unaudited)

HIGHLIGHTS	After-Tax EPS Variance Analysis	3rd Qtr.
	3Q 2012 Basic EPS - GAAP	$1.02

• Operating earnings*, excluding special items, were $0.94 per basic share for the third quarter of 2013, compared with third quarter 2012 Operating earnings of $1.11 per basic share. GAAP earnings for the third quarter of 2013 were $0.52 per basic share, compared with third quarter 2012 earnings of $1.02 per basic share. Operating earnings were previously referred to as normalized non-GAAP earnings.
• For the nine months ended September 2013, Operating earnings*, excluding special items, were $2.29 per basic share, compared with $2.53 per basic share for the same period last year. GAAP earnings for the nine months ended September 2013 were $0.60 per basic share, compared with $2.20 per basic share for the same period last year.

	Special Items - 2012	0.09
	3Q 2012 Basic EPS - Operating*	$1.11
	Distribution Deliveries	(0.02)
	CES Commodity Margin	(0.13)
	O&M Expenses	(0.06)
	Depreciation	(0.04)
	General Taxes	0.02
	Investment Income	(0.03)
	Interest Expense	(0.01)
	Effective Income Tax Rate	0.09
	Other	0.01
	3Q 2013 Basic EPS - Operating*	$0.94
	Special Items - 2013 (See page 5)	(0.42)
	3Q 2013 Basic EPS - GAAP	$0.52

3Q 2013 Results vs 3Q 2012

•
Distribution Deliveries - Distribution deliveries decreased earnings by $0.02 per share, primarily resulting from milder temperatures. Cooling-degree-days were 18% below the same period last year, and 3% below normal. Total electric distribution deliveries decreased by 817,000 MWH, or 2%. Sales to residential and commercial customers decreased by 1.1 million MWH, or 7%, and 68,000 MWH, or 1%, respectively, while sales to industrial customers increased by 347,000 MWH, or 3%.

•
Competitive Energy Services (CES) - Commodity margin decreased earnings by $0.13 per share, primarily driven by lower average contract sales prices, higher expenses, partially offset by higher sales volume.

•	Competitive Energy Services EPS Summary

Commodity Margin EPS - 3Q13 vs 3Q12	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$(0.03)	$0.03	$0.00
- Governmental Aggregation Sales	(0.02)	0.06	0.04
- Mass Market Sales	—	0.02	0.02
- POLR Sales	0.02	(0.03)	(0.01)
- Structured Sales	(0.03)	0.06	0.03
Subtotal - Contract Sales	$(0.06)	$0.14	$0.08
(b) Wholesale Sales	—	0.02	0.02
(c) PJM Capacity, FRR Auction Revenues	0.04	—	0.04
(d) Fuel Expense	0.01	(0.07)	(0.06)
(e) Purchased Power	(0.06)	(0.03)	(0.09)
(f) Capacity Expense	(0.05)	(0.01)	(0.06)
(g) Net Financial Sales and Purchases	(0.01)	—	(0.01)
(h) Net MISO - PJM Transmission Cost	(0.05)	—	(0.05)
Net Increase / (Decrease)	$(0.18)	$0.05	$(0.13)

(a)
Contract Sales - CES' contract sales increased earnings by $0.08 per share, driven by a 1.9 million MWH, or 7%, increase in sales. The total number of retail customers was 2.7 million as of September 30, 2013, an increase of approximately 219,000 customers, or 9%, since September 30, 2012.

•	Structured sales increased by 1.1 million MWH, or 81%, due to increased municipal, cooperative, and bilateral sales.

•	Governmental aggregation sales increased by 584,000 MWH, or 11%, primarily due to continued expansion in Illinois, where 109 new communities have been added since September 30, 2012.

•	Direct sales to large and medium commercial / industrial customers increased by 413,000 MWH, or 3%, primarily associated with the acquisition of new customers in Central and Southern Ohio.

•	Mass market sales increased by 235,000 MWH, or 15%, primarily in Pennsylvania, Ohio, and Illinois.

•	In supporting CES' strategy to realign its sales portfolio, POLR generation sales decreased by 412,000 MWH, or 9%.

CES Contract Sales - 3Q13 vs 3Q12
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	413	584	235	(412)	1,052	1,872

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    2

(b) Wholesale Sales - Wholesale sales increased by 346,000 MWH, which increased earnings by $0.02 per share.**
(c) PJM Capacity Revenues (Base Residual (BR) and Fixed Resource Requirement (FRR) Auctions) - Higher capacity revenues, primarily resulting from higher capacity prices and bilateral sales, increased earnings by $0.04 per share.

Planning Period	RTO	ATSI	MAAC
Price Per Megawatt-Day	BR	FRR	BR
June 2012 - May 2013	$16.46	$20.46	$133.37
June 2013 - May 2014	$27.73	N/A	$226.15

(d)
Fuel Expense - Higher fuel expenses decreased earnings by $0.06 per share. Total ongoing generation output increased by 1.6 million MWH. Ongoing fossil generation output increased by 1.7 million MWH primarily due to the Sammis Plant being temporary idled in 2012. Nuclear generation output decreased by 118,000 MWH, primarily due to a 12-day unplanned outage at Davis-Besse in July 2013. The increase in fuel expenses was partially offset by lower fossil fuel rates resulting from restructured contracts.**

(e) Purchased Power - Higher purchased power expense decreased earnings by $0.09 per share, resulting primarily from higher on-peak prices experienced in 2013 vs. 2012. Power purchases increased by 446,000 MWH due to increased retail channel sales and unplanned outages.**
(f) Capacity Expense - Increased contracted sales and higher capacity prices decreased earnings by $0.06 per share.
(g) Net Financial Sales and Purchases - Net financial hedges associated with CES' sales and generation portfolio decreased earnings by $0.01 per share.
(h) Net MISO-PJM Transmission Cost - Higher transmission expenses decreased earnings by $0.05 per share, primarily due to higher network expenses.

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    3

•	O&M Expenses - Higher O&M expenses decreased earnings by $0.06 per share:

(a)
Higher Regulated Distribution expenses decreased earnings by $0.05 per share primarily due to adjustments in the third quarter of 2012 associated with the integration of Allegheny's work management systems with FirstEnergy's systems that resulted in more work being allocated to capital that was previously expensed.

(b)	Higher CES O&M expenses decreased earnings by $0.01 per share, primarily as a result of increased outages at ongoing fossil units.**

•
Depreciation - Higher depreciation expense reduced earnings by $0.04 per share due to an increased asset base and the absence of an adjustment that lowered depreciation expense at West Penn Power (WP) in the third quarter of 2012. In September 2012, the Pennsylvania Public Utility Commission approved lower depreciation rates for WP, retroactive to January 1, 2012.

•	General Taxes - Lower general taxes increased earnings by $0.02 per share, primarily due to lower payroll and gross receipts taxes.**

•
Investment Income - Lower investment income decreased earnings by $0.03 per share, primarily due to lower nuclear decommissioning trust income, partially offset by higher earnings from our investment in Signal Peak.

•	Interest Expense - Higher interest expense decreased earnings by $0.01 per share, primarily due to increased short-term borrowings at FirstEnergy Corp.

•
Effective Income Tax Rate - A lower effective income tax rate (34.1% in Q3 2013 vs 40.7% in Q3 2012) increased earnings by $0.09 per share. In 2013, the effective income tax rate was impacted by changes in state income tax allocation factors and the elimination of state tax obligations associated with income that was previously apportioned to certain tax jurisdictions. In 2012, the effective income tax rate was impacted by increases to valuation allowances against net operating loss carryforwards. The effective income tax rate for the nine months ended September 2013 and 2012 was 36.2% and 39.7%, respectively. The estimated annual effective income tax rate for 2013 is approximately 37% as compared to approximately 39% in 2012.

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    4

•	Special Items - The following special items were recognized during the third quarter of 2013:

Special Items		EPS
Regulatory charges		$0.36
Trust securities impairment		0.03
Plant deactivation costs		0.02
Merger accounting - commodity contracts		0.02
Restructuring costs		0.01
Gain on debt redemptions		(0.01)
Mark-to-market adjustments		(0.01)
	Total	$0.42

2013 Earnings Guidance
Operating earnings guidance for 2013, excluding special items, is narrowed from $2.85 - $3.15 per basic share to $2.90 - $3.10 per basic share.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 761-4239

*Operating earnings exclude special items as described above, and are a non-GAAP financial measure. Management uses Operating earnings to evaluate the company’s performance and manage its operations and frequently references this non-GAAP financial measure in its decision making, using it to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as an alternative to, the most directly comparable GAAP financial measure. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2013 and 2012 GAAP to Operating earnings reconciliations can be found on pages 18-22 of this report and all GAAP to Operating earnings reconciliations are available on FirstEnergy Corp.’s Investor Information website at www.firstenergycorp.com/ir.

**Revenues and expenses associated with RMR units through August 31, 2012 and the deactivated coal plants have been removed from each category above (pages 2-4) and are included as Special Items (see pages 18-22): wholesale revenues, fuel expenses, wholesale revenues that are netted on an hourly basis against purchased power, O&M expenses and property taxes.

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    5

FirstEnergy Corp.
Consolidated Statements of Income
(In millions, except for per share amounts)

		Three Months Ended September 30			Nine Months Ended September 30
		2013	2012	Change	2013	2012	Change
	Revenues
(1)	Regulated distribution	$2,340	$2,483	$(143)	$6,593	$6,976	$(383)
(2)	Regulated transmission	190	187	3	546	557	(11)
(3)	Competitive energy services	1,769	1,671	98	4,938	5,151	(213)
(4)	Other and reconciling adjustments	(263)	(289)	26	(807)	(904)	97
(5)	Total Revenues	4,036	4,052	(16)	11,270	11,780	(510)

	Expenses
(6)	Fuel	657	636	21	1,915	1,833	82
(7)	Purchased power	1,120	1,063	57	2,932	3,367	(435)
(8)	Other operating expenses	877	861	16	2,645	2,597	48
(9)	Provision for depreciation	316	272	44	909	834	75
(10)	Amortization of regulatory assets, net	312	61	251	443	198	245
(11)	General taxes	242	257	(15)	747	760	(13)
(12)	Impairment of long lived assets	—	—	—	473	—	473
(13)	Total Expenses	3,524	3,150	374	10,064	9,589	475
(14)	Operating Income	512	902	(390)	1,206	2,191	(985)

	Other Income (Expense)
(15)	Gain (loss) on debt redemptions	9	—	9	(132)	—	(132)
(16)	Investment income	5	39	(34)	8	63	(55)
(17)	Interest expense	(257)	(230)	(27)	(771)	(750)	(21)
(18)	Capitalized interest	17	18	(1)	51	54	(3)
(19)	Total Other Expense	(226)	(173)	(53)	(844)	(633)	(211)

(20)	Income From Continuing Operations Before Income Taxes	286	729	(443)	362	1,558	(1,196)
(21)	Income taxes	77	307	(230)	129	650	(521)
(22)	Income From Continuing Operations	209	422	(213)	233	908	(675)
(23)	Discontinued operations (net of income taxes)	9	3	6	17	11	6
(24)	Net Income	218	425	(207)	250	919	(669)
(25)	Income attributable to noncontrolling interest	—	—	—	—	1	(1)
(26)	Earnings Available to FirstEnergy Corp.	$218	$425	$(207)	$250	$918	$(668)

(27)	Earnings Per Share of Common Stock
(28)	Basic - Continuing Operations	$0.50	$1.01	$(0.51)	$0.56	$2.17	$(1.61)
(29)	Basic - Discontinued Operations	0.02	0.01	0.01	0.04	0.03	0.01
(30)	Basic - Earnings Available to FirstEnergy Corp.	$0.52	$1.02	$(0.50)	$0.60	$2.20	$(1.60)

(31)	Diluted - Continuing Operations	$0.50	$1.00	$(0.50)	$0.56	$2.16	$(1.60)
(32)	Diluted - Discontinued Operations	0.02	0.01	0.01	0.04	0.03	0.01
(33)	Diluted - Earnings Available to FirstEnergy Corp.	$0.52	$1.01	$(0.49)	$0.60	$2.19	$(1.59)

(34)	Weighted Average Number of
(35)	Common Shares Outstanding
(36)	Basic	418	417	1	418	418	—
(37)	Diluted	419	419	—	419	419	—

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    6

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended September 30, 2013

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,282	$190	$1,508	$(35)	$3,945
(2)	Other	58	—	65	(32)	91
(3)	Internal	—	—	196	(196)	—
(4)	Total Revenues	2,340	190	1,769	(263)	4,036

	Expenses
(5)	Fuel	88	—	569	—	657
(6)	Purchased power	910	—	406	(196)	1,120
(7)	Other operating expenses	457	35	457	(72)	877
(8)	Provision for depreciation	151	28	125	12	316
(9)	Amortization of regulatory assets, net	309	3	—	—	312
(10)	General taxes	173	15	49	5	242
(11)	Total Expenses	2,088	81	1,606	(251)	3,524
(12)	Operating Income	252	109	163	(12)	512

	Other Income (Expense)
(13)	Gain on debt redemptions	—	—	—	9	9
(14)	Investment income (loss)	14	—	(5)	(4)	5
(15)	Interest expense	(134)	(23)	(53)	(47)	(257)
(16)	Capitalized interest	3	—	10	4	17
(17)	Total Other Expense	(117)	(23)	(48)	(38)	(226)

(18)	Income From Continuing Operations Before Income Taxes	135	86	115	(50)	286
(19)	Income taxes	50	32	47	(52)	77
(20)	Income From Continuing Operations	85	54	68	2	209
(21)	Discontinued operations (net of income taxes)	—	—	9	—	9
(22)	Net Income	$85	$54	$77	$2	$218

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    7

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended September 30, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,426	$187	$1,428	$(55)	$3,986
(2)	Other	57	—	34	(25)	66
(3)	Internal	—	—	209	(209)	—
(4)	Total Revenues	2,483	187	1,671	(289)	4,052

	Expenses
(5)	Fuel	76	—	560	—	636
(6)	Purchased power	1,010	—	263	(210)	1,063
(7)	Other operating expenses	451	30	468	(88)	861
(8)	Provision for depreciation	134	27	102	9	272
(9)	Amortization of regulatory assets, net	59	1	—	1	61
(10)	General taxes	187	12	52	6	257
(11)	Total Expenses	1,917	70	1,445	(282)	3,150
(12)	Operating Income	566	117	226	(7)	902

	Other Income (Expense)
(13)	Investment income	20	—	36	(17)	39
(14)	Interest expense	(136)	(24)	(73)	3	(230)
(15)	Capitalized interest	4	1	11	2	18
(16)	Total Other Expense	(112)	(23)	(26)	(12)	(173)

(17)	Income From Continuing Operations Before Income Taxes	454	94	200	(19)	729
(18)	Income taxes	168	35	74	30	307
(19)	Income From Continuing Operations	286	59	126	(49)	422
(20)	Discontinued operations (net of income taxes)	—	—	3	—	3
(21)	Net Income	$286	$59	$129	$(49)	$425

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    8

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended September 30, 2013 vs. Three Months Ended September 30, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(144)	$3	$80	$20	$(41)
(2)	Other	1	—	31	(7)	25
(3)	Internal revenues	—	—	(13)	13	—
(4)	Total Revenues	(143)	3	98	26	(16)

	Expenses
(5)	Fuel	12	—	9	—	21
(6)	Purchased power	(100)	—	143	14	57
(7)	Other operating expenses	6	5	(11)	16	16
(8)	Provision for depreciation	17	1	23	3	44
(9)	Amortization of regulatory assets, net	250	2	—	(1)	251
(10)	General taxes	(14)	3	(3)	(1)	(15)
(11)	Total Expenses	171	11	161	31	374
(12)	Operating Income (Loss)	(314)	(8)	(63)	(5)	(390)

	Other Income (Expense)
(13)	Gain on debt redemptions	—	—	—	9	9
(14)	Investment income (loss)	(6)	—	(41)	13	(34)
(15)	Interest expense	2	1	20	(50)	(27)
(16)	Capitalized interest	(1)	(1)	(1)	2	(1)
(17)	Total Other Expense	(5)	—	(22)	(26)	(53)

(18)	Income (Loss) From Continuing Operations Before Income Taxes	(319)	(8)	(85)	(31)	(443)
(19)	Income taxes (benefits)	(118)	(3)	(27)	(82)	(230)
(20)	Income (Loss) From Continuing Operations	(201)	(5)	(58)	51	(213)
(21)	Discontinued operations (net of income tax benefits)	—	—	6	—	6
(22)	Net Income (Loss)	$(201)	$(5)	$(52)	$51	$(207)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    9

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Nine Months Ended September 30, 2013

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$6,414	$546	$4,204	$(128)	$11,036
(2)	Other	179	—	146	(91)	234
(3)	Internal	—	—	588	(588)	—
(4)	Total Revenues	6,593	546	4,938	(807)	11,270

	Expenses
(5)	Fuel	250	—	1,665	—	1,915
(6)	Purchased power	2,547	—	973	(588)	2,932
(7)	Other operating expenses	1,274	98	1,517	(244)	2,645
(9)	Provision for depreciation	446	84	347	32	909
(10)	Amortization of regulatory assets, net	436	7	—	—	443
(11)	General taxes	527	41	158	21	747
(12)	Impairment of long-lived assets	—	—	473	—	473
(13)	Total Expenses	5,480	230	5,133	(779)	10,064
(14)	Operating Income (Loss)	1,113	316	(195)	(28)	1,206

	Other Income (Expense)
(15)	Gain (loss) on debt redemptions	—	—	(149)	17	(132)
(16)	Investment income (loss)	41	—	(6)	(27)	8
(17)	Interest expense	(404)	(68)	(187)	(112)	(771)
(18)	Capitalized interest	8	1	31	11	51
(19)	Total Other Expense	(355)	(67)	(311)	(111)	(844)

(20)	Income (Loss) From Continuing Operations Before Income Taxes	758	249	(506)	(139)	362
(21)	Income taxes (benefits)	284	93	(189)	(59)	129
(22)	Income (Loss) From Continuing Operations	474	156	(317)	(80)	233
(23)	Discontinued operations (net of income taxes)	—	—	17	—	17
(24)	Net Income (Loss)	$474	$156	$(300)	$(80)	$250

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    10

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Nine Months Ended September 30, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$6,818	$557	$4,355	$(166)	$11,564
(2)	Other	158	—	110	(54)	214
(3)	Internal	—	—	686	(684)	2
(4)	Total Revenues	6,976	557	5,151	(904)	11,780

	Expenses
(5)	Fuel	173	—	1,660	—	1,833
(6)	Purchased power	2,987	—	1,064	(684)	3,367
(7)	Other operating expenses	1,363	99	1,387	(252)	2,597
(9)	Provision for depreciation	421	85	303	25	834
(10)	Amortization of regulatory assets, net	197	1	—	—	198
(11)	General taxes	543	33	161	23	760
(12)	Total Expenses	5,684	218	4,575	(888)	9,589
(13)	Operating Income	1,292	339	576	(16)	2,191

	Other Income (Expense)
(14)	Investment income	62	1	48	(48)	63
(15)	Interest expense	(405)	(70)	(209)	(66)	(750)
(16)	Capitalized interest	9	2	34	9	54
(17)	Total Other Expense	(334)	(67)	(127)	(105)	(633)

(18)	Income From Continuing Operations Before Income Taxes	958	272	449	(121)	1,558
(19)	Income taxes	355	101	165	29	650
(20)	Income From Continuing Operations	603	171	284	(150)	908
(21)	Discontinued operations (net of income taxes)	—	—	11	—	11
(22)	Net Income	603	171	295	(150)	919
(23)	Income attributable to noncontrolling interest	—	—	—	1	1
(24)	Earnings Available to FirstEnergy Corp.	$603	$171	$295	$(151)	$918

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2013                    11

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Nine Months Ended September 30, 2013 vs. Nine Months Ended September 30, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(404)	$(11)	$(151)	$38	$(528)
(2)	Other	21	—	36	(37)	20
(3)	Internal revenues	—	—	(98)	96	(2)
(4)	Total Revenues	(383)	(11)	(213)	97	(510)

	Expenses
(5)	Fuel	77	—	5	—	82
(6)	Purchased power	(440)	—	(91)	96	(435)
(7)	Other operating expenses	(89)	(1)	130	8	48
(9)	Provision for depreciation	25	(1)	44	7	75
(10)	Amortization of regulatory assets, net	239	6	—	—	245
(11)	General taxes	(16)	8	(3)	(2)	(13)
(12)	Impairment of long-lived assets	—	—	473	—	473
(13)	Total Expenses	(204)	12	558	109	475
(14)	Operating Income (Loss)	(179)	(23)	(771)	(12)	(985)

	Other Income (Expense)
(15)	Gain (loss) on debt redemptions	—	—	(149)	17	(132)
(16)	Investment income (loss)	(21)	(1)	(54)	21	(55)
(17)	Interest expense	1	2	22	(46)	(21)
(18)	Capitalized interest	(1)	(1)	(3)	2	(3)
(19)	Total Other Income (Expense)	(21)	—	(184)	(6)	(211)

(20)	Income (Loss) From Continuing Operations Before Income Taxes	(200)	(23)	(955)	(18)	(1,196)
(21)	Income taxes (benefits)	(71)	(8)	(354)	(88)	(521)
(22)	Income (Loss) From Continuing Operations	(129)	(15)	(601)	70	(675)
(23)	Discontinued operations (net of income tax benefits)	—	—	6	—	6
(24)	Net Income (Loss)	(129)	(15)	(595)	70	(669)
(25)	Income (loss) attributable to noncontrolling interest	—	—	—	(1)	(1)
(26)	Earnings (Loss) Available to FirstEnergy Corp.	$(129)	$(15)	$(595)	$71	$(668)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2013                    12

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Sept. 30, 2013	Dec. 31, 2012
Current Assets:
Cash and cash equivalents	$222	$172
Receivables	1,810	1,929
Other	1,527	1,667
Total Current Assets	3,559	3,768

Property, Plant and Equipment	33,223	32,903
Investments	3,105	3,194
Assets Held for Sale	234	—
Deferred Charges and Other Assets	10,262	10,541
Total Assets	$50,383	$50,406

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,889	$1,999
Short-term borrowings	3,404	1,969
Accounts payable	995	1,599
Other	1,667	2,038
Total Current Liabilities	7,955	7,605

Capitalization:
Total equity	12,547	13,093
Long-term debt and other long-term obligations	15,291	15,179
Total Capitalization	27,838	28,272
Noncurrent Liabilities	14,590	14,529
Total Liabilities and Capitalization	$50,383	$50,406

General Information
	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Debt redemptions	$(694)	$(124)	$(2,662)	$(870)
New long-term debt issues	$500	$478	$2,745	$660
Short-term borrowings increase (decrease)	$150	$(286)	$1,435	$1,604
Property additions	$548	$775	$1,960	$1,686

Debt to Total Capitalization Ratio as Defined Under our Credit Facilities
	As of September 30		As of December 31
	2013	% Total	2012	% Total
Total Equity (GAAP)	$12,547	37%	$13,093	41%
Non-cash Charges / Non-cash Write Downs*	1,412	4%	—	—%
Accumulated Other Comprehensive Income	(299)	(1)%	(385)	(1)%
Adjusted Equity	13,660	40%	12,708	40%

Long-term Debt and Other Long-term Obligations (GAAP)	15,291	45%	15,179	47%
Currently Payable Long-term Debt (GAAP)	1,889	6%	1,999	6%
Short-term Borrowings (GAAP)	3,404	10%	1,969	6%
Reimbursement Obligations	7	—%	31	—%
Guarantees of Indebtedness	846	2%	816	3%
Less Securitization Debt	(1,135)	(3)%	(736)	(2)%
Adjusted Debt	20,302	60%	19,258	60%

Adjusted Capitalization	$33,962	100%	$31,966	100%

*Includes after-tax non-cash charges and non-cash write downs as permitted by the amendment to the FirstEnergy Credit Agreement dated October 31, 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2013                    13

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Cash flows from operating activities
Net income	$218	$425	$250	$919
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and deferral / amortization of regulatory assets, net	628	333	1,352	1,032
Nuclear fuel amortization	58	50	156	156
Deferred purchased power and other costs	(22)	(65)	(61)	(214)
Deferred income taxes and investment tax credits, net	(5)	289	114	712
Impairments of long-lived assets	—	—	473	—
Investment impairments	21	3	74	10
Deferred rents and lease market valuation liability	37	44	(22)	(62)
Retirement benefits	(29)	(33)	(133)	(97)
Gain on asset sales	(18)	—	(21)	(17)
Commodity derivative transactions, net	3	6	24	(80)
Pension trust contribution	—	—	—	(600)
Cash collateral, net	(25)	(25)	(67)	(3)
Loss (gain) on debt redemptions	(9)	—	132	—
Make-whole premiums paid on debt redemptions	(120)	—	(181)	—
Income from discontinued operations	(9)	(3)	(17)	(11)
Change in working capital and other	450	190	(402)	(469)
Cash flows provided from operating activities	1,178	1,214	1,671	1,276
Cash flows provided from (used for) financing activities	(322)	(169)	654	662
Cash flows used for investing activities	(705)	(989)	(2,275)	(1,990)
Net change in cash and cash equivalents	$151	$56	$50	$(52)

Liquidity position as of October 31, 2013

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	May 2018	$2,500	$294
FES / AE Supply	Revolving	May 2018	2,500	2,499
FirstEnergy Transmission, LLC (FET)(2)	Revolving	May 2018	1,000	—
Allegheny Generating Company (AGC)	Revolving	Dec. 2013	50	45
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$6,050	$2,838
(2) Includes FET, American Transmission Systems, Incorporated (ATSI), and Trans-Allegheny Interstate Line Company, (TrAIL)		Cash:	—	119
		Total:	$6,050	$2,957

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2013                    14

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended September 30			Nine Months Ended September 30
(MWH in thousand)		2013	2012	Change	2013	2012	Change

Ohio	- Residential	4,440	4,954	-10.4%	12,894	13,353	-3.4%
	- Commercial	4,041	4,148	-2.6%	11,457	11,723	-2.3%
	- Industrial	5,328	5,177	2.9%	15,642	15,605	0.2%
	- Other	84	85	-1.2%	247	251	-1.6%
	Total Ohio	13,893	14,364	-3.3%	40,240	40,932	-1.7%
Pennsylvania	- Residential	4,529	4,865	-6.9%	14,226	13,949	2.0%
	- Commercial	3,339	3,300	1.2%	9,512	9,530	-0.2%
	- Industrial	5,112	5,001	2.2%	15,327	15,359	-0.2%
	- Other	30	26	15.4%	91	92	-1.1%
	Total Pennsylvania	13,010	13,192	-1.4%	39,156	38,930	0.6%
New Jersey	- Residential	2,993	3,126	-4.3%	7,386	7,414	-0.4%
	- Commercial	2,491	2,482	0.4%	6,833	6,865	-0.5%
	- Industrial	594	563	5.5%	1,753	1,819	-3.6%
	- Other	22	22	0.0%	65	66	-1.5%
	Total New Jersey	6,100	6,193	-1.5%	16,037	16,164	-0.8%
Maryland	- Residential	754	771	-2.2%	2,456	2,322	5.8%
	- Commercial	545	563	-3.2%	1,565	1,561	0.3%
	- Industrial	400	428	-6.5%	1,206	1,231	-2.0%
	- Other	4	5	-20.0%	12	13	-7.7%
	Total Maryland	1,703	1,767	-3.6%	5,239	5,127	2.2%
West Virginia	- Residential	1,195	1,292	-7.5%	4,034	3,896	3.5%
	- Commercial	952	943	1.0%	2,691	2,705	-0.5%
	- Industrial	1,298	1,216	6.7%	3,923	3,726	5.3%
	- Other	7	8	-12.5%	21	22	-4.5%
	Total West Virginia	3,452	3,459	-0.2%	10,669	10,349	3.1%
Total Residential		13,911	15,008	-7.3%	40,996	40,934	0.2%
Total Commercial		11,368	11,436	-0.6%	32,058	32,384	-1.0%
Total Industrial		12,732	12,385	2.8%	37,851	37,740	0.3%
Total Other		147	146	0.7%	436	444	-1.8%

Total Distribution Deliveries		38,158	38,975	-2.1%	111,341	111,502	-0.1%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2013                    15

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended September 30			Nine Months Ended September 30
	2013	2012	Normal	2013	2012	Normal
Composite Heating-Degree-Days	97	98	79	3,517	2,793	3,465
Composite Cooling-Degree-Days	643	786	664	932	1,130	925

Shopping Statistics (Based Upon MWH)	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012

OE	80%	77%	79%	76%
Penn	66%	63%	66%	64%
CEI	86%	85%	86%	85%
TE	78%	75%	77%	75%
JCP&L	50%	47%	52%	49%
Met-Ed	68%	62%	66%	60%
Penelec	71%	67%	70%	66%
MP	N/A	N/A	N/A	N/A
PE(1)	49%	47%	47%	46%
WP	64%	59%	62%	58%

(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Ongoing Generation Capacity Factors:
Nuclear	93%	96%	87%	91%
Fossil - Baseload	76%	67%	75%	68%
Fossil - Load Following	53%	43%	56%	39%

Ongoing Generation Fuel Rate:
Nuclear	$7.76	$7.45	$7.79	$7.53
Fossil	$27	$28	$27	$28
Total Fleet	$21	$20	$21	$21

Ongoing Generation Output Mix:
Nuclear	33%	36%	32%	35%
Fossil - Baseload	54%	51%	55%	53%
Fossil - Load Following	7%	6%	8%	7%
Peaking/CT/Hydro	6%	7%	5%	5%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2013                    16

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended September 30			Nine Months Ended September 30
Contract Sales	2013	2012	Change	2013	2012	Change
POLR
- OH	1,229	1,354	(125)	3,527	4,749	(1,222)
- PA	2,217	2,308	(91)	6,312	7,174	(862)
- MD	556	752	(196)	2,099	2,233	(134)
Total POLR	4,002	4,414	(412)	11,938	14,156	(2,218)

Structured Sales
- Bilaterals	1,634	821	813	4,352	2,223	2,129
- Muni/Co-op	722	483	239	2,426	1,361	1,065
Total Structured Sales	2,356	1,304	1,052	6,778	3,584	3,194

Direct - LCI
- OH	7,886	7,398	488	22,456	20,899	1,557
- PA	3,680	3,976	(296)	11,187	11,946	(759)
- NJ	353	285	68	809	942	(133)
- MI	774	627	147	2,224	1,757	467
- IL	683	891	(208)	1,845	2,385	(540)
- MD	226	274	(48)	625	590	35
Total Direct - LCI	13,602	13,451	151	39,146	38,519	627

Direct - MCI
- OH	656	564	92	1,899	1,718	181
- PA	396	284	112	1,112	778	334
- IL	69	12	57	175	13	162
- MD	1	1	—	2	1	1
- NJ	1	—	1	13	—	13
Total Direct - MCI	1,123	861	262	3,201	2,510	691

Aggregation
- OH	4,046	4,851	(805)	11,848	12,400	(552)
- IL	1,767	378	1,389	4,127	433	3,694
Total Aggregation	5,813	5,229	584	15,975	12,833	3,142
Mass Market
- OH	508	448	60	1,451	1,095	356
- PA	1,176	1,056	120	3,377	2,715	662
- IL	58	15	43	110	24	86
- MD	32	20	12	107	31	76
Total Mass Market	1,774	1,539	235	5,045	3,865	1,180

Total Contract Sales	28,670	26,798	1,872	82,083	75,467	6,616

Wholesale Sales*
- Spot	541	728	(187)	1,373	3,494	(2,121)
Total Wholesale Sales	541	728	(187)	1,373	3,494	(2,121)

Purchased Power*
- Bilaterals	376	317	59	1,479	1,245	234
- Spot	4,701	3,303	1,398	12,619	7,626	4,993
Total Purchased Power	5,077	3,620	1,457	14,098	8,871	5,227

Generation Output
- Ongoing Fossil	16,912	15,237	1,675	49,527	44,409	5,118
- Nuclear	8,300	8,418	(118)	22,896	23,785	(889)
Total Ongoing Generation Output	25,212	23,655	1,557	72,423	68,194	4,229
- Deactivated / RMR Fossil	246	1,693	(1,447)	950	5,441	(4,491)
Total Generation Output	25,458	25,348	110	73,373	73,635	(262)

*Actual MWH - includes deactivated and RMR coal plants

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2013                    17

FirstEnergy Corp.
Special Items* - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items - Three Months Ended September 30, 2013		Distribution	Transmission	Services	Other	Consolidated

GAAP Earnings Available to FirstEnergy Corp.		$85	$54	$77	$2	$218

Pre-Tax Items:
	Regulatory charges (a)	264	—	(11)	—	253
	Trust securities impairment (b)	1	—	21	—	22
	Impact of non-core asset sales/impairments (b)	—	—	3	—	3
	Mark-to-market adjustments (c)	—	—	(5)	—	(5)
	Merger accounting - commodity contracts (d)	—	—	11	—	11
	Restructuring	1	—	1	—	2
	Plant deactivation costs (e)	1	—	14	—	15
	Gain on debt redemptions (f)	—	—	—	(9)	(9)
	Subtotal	267	—	34	(9)	292
	Income taxes	(100)	—	(13)	(7)	(120)
	After-Tax Effect	167	—	21	(16)	172

Operating Earnings Available to FirstEnergy Corp.		$252	$54	$98	$(14)	$390

(a)	($3) million included in "Other operating expenses"; $1 million included in Revenues; $254 million included in "Amortization of regulatory assets, net"; $1 million included in "Purchased power".
(b)	Included in "Investment income".
(c)	Included in "Other operating expenses".
(d)	$1 million included in "Revenues", $11 million included in "Fuel", ($1) million included in "Other operating expenses".
(e)
($17) million included in "Revenues", $25 million included in "Fuel", ($5) million included in "Other operating expenses"; $1 million included in "General Taxes", $11 million included in "Depreciation".

(f)	Included in "Gain (Loss) on debt redemptions".
*	Included in GAAP but excluded from Operating earnings.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2013                    18

FirstEnergy Corp.
Special Items* - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items - Three Months Ended September 30, 2012		Distribution	Transmission	Services	Other	Consolidated

GAAP Earnings Available to FirstEnergy Corp.		$286	$59	$129	$(49)	$425

Pre-Tax Items:
	Regulatory charges (a)	21	—	—	—	21
	Trust securities impairment (b)	—	—	2	—	2
	Merger transaction/integration costs (c)	1	—	—	—	1
	Impact of non-core asset sales/impairments (d)	—	—	2	—	2
	Mark-to-market adjustments (e)	—	—	(4)	(20)	(24)
	Merger accounting - commodity contracts (f)	2	—	17	—	19
	Debt redemption costs (c)	—	—	1	—	1
	Restructuring (g)	—	—	1	—	1
	Plant deactivation costs (h)	5	—	19	—	24
	Subtotal	29	—	38	(20)	47
	Income tax legislative changes	—	—	—	9	9
	Income taxes	(11)	—	(14)	7	(18)
	After-Tax Effect	18	—	24	(4)	38

Operating Earnings Available to FirstEnergy Corp.		$304	$59	$153	$(53)	$463

(a)	$19 million included in "Other operating expenses"; $2 million included in "Revenues".
(b)	Included in "Investment income".
(c)	Included in "Other operating expenses".
(d)	$2 million included in "Investment income".
(e)	($20) million included in "Interest Expense"; ($4) million in "Other operating expenses".
(f)	$8 million included in "Revenues", $11 million included in "Fuel", $2 million included in Purchased Power; ($2) million included in "Other operating expenses".
(g)	Included in "Interest expense".
(h)
($8) million included in "Revenues", $63 million included in "Fuel", ($56) million included in Purchased Power, $24 million included in "Other operating expenses"; and $1 million included in General Taxes.

*	Included in GAAP but excluded from Operating earnings.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2013                    19

FirstEnergy Corp.
Special Items* - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items - Nine Months Ended September 30, 2013		Distribution	Transmission	Services	Other	Consolidated

GAAP Earnings (Loss) Available to FirstEnergy Corp.		$474	$156	$(300)	$(80)	$250

Pre-Tax Items:
	Regulatory charges (a)	287	—	10	—	297
	Trust securities impairment (b)	8	—	51	—	59
	Merger transaction/integration costs (c)	—	—	1	—	1
	Impact of non-core asset sales/impairments (b)	—	—	7	—	7
	Mark-to-market adjustments (d)	(2)	—	(1)	—	(3)
	Merger accounting - commodity contracts (e)	—	—	45	—	45
	Restructuring	2	—	1	—	3
	Plant deactivation costs (f)	4	—	558	—	562
	(Gain) loss on debt redemptions (g)	—	—	152	(17)	135
	Subtotal	299	—	824	(17)	1,106
	Income taxes (h)	(112)	—	(309)	19	(402)
	After-Tax Effect	187	—	515	2	704

Operating Earnings Available to FirstEnergy Corp.		$661	$156	$215	$(78)	$954

(a)	$35 million included in "Other operating expenses"; $3 million included in Revenues; $255 million included in "Amortization of regulatory assets, net"; $4 million included in "Purchased power".
(b)	Included in "Investment income".
(c)	Included in "Fuel".
(d)	Included in "Other operating expenses".
(e)	$14 million included in "Revenues", $35 million included in "Fuel", ($4) million included in "Other operating expenses".
(f)
($17) million included in "Revenue", $78 million included in "Fuel", $12 million included in "Other operating expenses"; $5 million included in "General Taxes", $11 million included in "Depreciation", $473 million included in "Impairment of long-lived assets".

(g)	$132 million included in "Gain (Loss) on debt redemptions", $3 million included in "Interest expense".
(h)	Includes $20 million associated with valuation reserves against net operating loss carryforwards as a result of plant deactivations.
*	Included in GAAP but excluded from Operating earnings.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2013                    20

FirstEnergy Corp.
Special Items* - By Segment
(In millions)

				Competitive
		Regulated	Regulated	Energy
Special Items - Nine Months Ended September 30, 2012		Distribution	Transmission	Services	Other	Consolidated

GAAP Earnings Available to FirstEnergy Corp.		$603	$171	$295	$(151)	$918

Pre-Tax Items:
	Regulatory charges (a)	38	—	—	—	38
	Trust securities impairment (b)	1	—	8	—	9
	Merger transaction/integration costs (c)	3	—	3	—	6
	Impact of non-core asset sales/impairments (d)	—	—	(5)	1	(4)
	Mark-to-market adjustments (c)	—	—	(52)	—	(52)
	Merger accounting - commodity contracts (e)	6	—	64	—	70
	Debt redemption costs (f)	—	—	2	—	2
	Restructuring (c)	—	—	1	—	1
	Plant deactivation costs (g)	16	—	91	—	107
	Subtotal	64	—	112	1	177
	Income tax legislative changes	—	—	—	25	25
	Income taxes	(24)	—	(41)	1	(64)
	After-Tax Effect	40	—	71	27	138

Operating Earnings Available to FirstEnergy Corp.		$643	$171	$366	$(124)	$1,056

(a)	$34 million included in "Other operating expenses"; $2 million included in Revenues; $2 million included in "Amortization of regulatory assets, net".
(b)	Included in "Investment income".
(c)	Included in "Other operating expenses".
(d)	($17) million included in "Revenues", $13 million included in "Investment income".
(e)	$35 million included in "Revenues", $31 million included in "Fuel", $6 million included in Purchased Power; $(2) million included in "Other operating expenses".
(f)	Included in "Interest expense".
(g)
($9) million included in "Revenues", $199 million included in "Fuel", ($154) million included in Purchased Power, $64 million included in "Other operating expenses"; and $8 million included in General Taxes.

*	Included in GAAP but excluded from Operating earnings.

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    21

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating Earnings)

	Three Months Ended		Nine Months Ended		Estimate
	September 30		September 30		for Year
	2013	2012	2013	2012	2013

Basic EPS - GAAP	$0.52	$1.02	$0.60	$2.20	$0.78 - $1.13
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	—	—	—	—	(0.07) - (0.22)
Other	(0.01)	(0.03)	—	(0.08)	—
Regulatory charges	0.36	0.03	0.42	0.06	0.44
Trust securities impairment	0.03	—	0.09	0.01	0.09
Income tax legislative changes	—	0.02	—	0.06	—
Merger transaction/integration costs	—	—	—	0.02	—
Impact of non-core asset sales/impairments	—	—	0.01	—	(0.21)
Plant deactivation costs	0.02	0.04	0.89	0.16	1.03
Restructuring costs	0.01	—	0.01	—	0.01
Merger accounting - commodity contracts	0.02	0.03	0.07	0.10	0.09
WV asset transfer charges	—	—	—	—	0.54
(Gain) loss on debt redemptions	(0.01)	—	0.20	—	0.20
Basic EPS - Operating	$0.94	$1.11	$2.29	$2.53	$2.90 - $3.10

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    22

Recent Developments

Financial Matters
Dividend
On September 17, 2013, the Board of Directors of FirstEnergy Corp. (FirstEnergy) declared an unchanged quarterly dividend of $0.55 per share of outstanding common stock. The dividend is payable December 1, 2013, to shareholders of record as of November 7, 2013.

Financing Activities
On August 21, 2013, Jersey Central Power and Light Company (JCP&L) issued $500 million of 4.7% fixed-rate taxable long-term debt. The proceeds were used to pay down short-term debt.

On August 28, 2013, Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company (collectively, the Ohio Companies) redeemed $660 million of long-term debt. In connection with these redemptions, approximately $120 million was paid in make-whole premiums which were deferred as a regulatory asset and will be amortized over the original life of the redeemed debt.

Rating Agency Action
On September 16, 2013, Fitch Ratings (Fitch) affirmed the issuer default ratings of FirstEnergy (BBB-) and all of its subsidiaries (ranging from BB+ to BBB). Fitch's outlook for FE and all of its subsidiaries is stable.

Sale of Eleven Hydroelectric Generation Assets
On September 4, 2013, FirstEnergy, on behalf of FirstEnergy Generation, LLC, Allegheny Energy Supply Company, LLC (AE Supply) and Green Valley Hydro LLC, applied for authorization from the Federal Energy Regulatory Commission to sell eleven hydroelectric power stations in Pennsylvania, Virginia and West Virginia to subsidiaries of Harbor Hydro, a subsidiary of LS Power, for approximately $400 million. The stations included in this proposed sale have a total generating capacity of approximately 527 megawatts (MW). Subject to receiving the required regulatory authorizations and the resolution of the potential competing license application and other claims regarding the Seneca Pumped Storage Project, the proposed transaction is expected to close in the fourth quarter of 2013.

Operational Matters
Hatfield's Ferry & Mitchell Plant Deactivations
On September 23, 2013, PJM Interconnection LLC concluded that FirstEnergy could move forward with its plan to deactivate its 1,700-MW Hatfield's Ferry and 370-MW Mitchell coal-fired plants in Pennsylvania as it found no reliability issues. On October 9, 2013, the Hatfield's Ferry and Mitchell plants were deactivated.

Beaver Valley Unit 1 Refueling Outage
On September 30, 2013, the 911-MW Beaver Valley Unit 1 Power Plant began a scheduled refueling and maintenance outage, including a turbine upgrade that is designed to improve efficiency and reliability. During the outage, 60 of 157 fuel assemblies will be exchanged. Numerous inspections, maintenance and improvement projects are designed to ensure continued safe and reliable operations. Prior to the outage, Beaver Valley Unit 1 operated safely and reliably for 507 consecutive days since the completion of its last refueling outage in May 2012.

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    23

Regulatory Matters
West Virginia (WV) Utilities Generation Asset Transfer
On August 21, 2013, Monongahela Power Company (MP) and The Potomac Edison Company (PE), along with the majority of the parties to the companies' generation transaction proceedings involving the Harrison Power Station (Harrison) and Pleasants Power Station (Pleasants), filed a comprehensive settlement agreement with the WV Public Service Commission (WVPSC). On October 7, 2013, the WVPSC issued an order authorizing the transaction with certain conditions and on October 9, 2013, MP sold its approximate 8% share of Pleasants at its fair market value of approximately $73 million to AE Supply, and AE Supply sold its approximate 80% share of Harrison to MP at its book value of $1.2 billion. The transaction resulted in AE Supply receiving a net payment of $1.1 billion and MP's assumption of a $73.5 million pollution control note. In the fourth quarter of 2013, MP recorded a pre-tax impairment charge of approximately $330 million to reduce the net book value of Harrison to the amount to be included in WVPSC jurisdictional rate base. In addition, MP recognized a regulatory liability of approximately $23 million in the fourth quarter of 2013 representing refunds to customers associated with the excess purchase price received by MP above the net book value of MP's minority interest in Pleasants. On October 9, 2013, MP and PE implemented a surcharge mechanism to begin recovering the costs associated with the acquisition of Harrison.

Ohio Alternative Energy Rider Update
On September 18, 2013, the Public Utilities Commission of Ohio (PUCO) granted an application for re-hearing for the purpose of further consideration on the Alternative Energy Rider case filed by the Ohio Companies on September 6, 2013. This followed an order on August 7, 2013 in which the PUCO disallowed the Ohio Companies' recovery of $43.4 million related to 2011 renewable energy credits (RECs) purchased in August 2010.

Pennsylvania Marginal Transmission Losses
On September 30, 2013, the U.S. District Court granted the Pennsylvania Public Utility Commission's motion to dismiss the Metropolitan Edison Company and Pennsylvania Electric Company proceedings on the recovery of marginal transmission losses through the Transmission Service Charge rider. As a result of this decision, FirstEnergy recorded a regulatory asset impairment charge of approximately $254 million (pre-tax) in the quarter ended September 30, 2013. FirstEnergy continues to believe in the merits of its case and filed a notice of appeal with the U.S. Court of Appeals for the Third Circuit on October 29, 2013.

JCP&L Rate Filing Update
Hearings in the JCP&L base rate case proceedings are scheduled to continue through mid-November. The major storm costs incurred by JCP&L in 2011 and 2012 will be reviewed for prudency within a Generic Storm Costs Proceeding. Costs incurred in 2011 will be reviewed expeditiously and returned to the base rate case proceedings for consideration. The recovery of prudent costs incurred in connection with 2012 major storm events will be considered through a Phase II in the existing rate case or through another method found to be appropriate by the New Jersey Board of Public Utilities. On October 23, 2013, a prehearing order was issued setting forth the procedural schedule in the Generic Storm Cost Review Proceeding. Evidentiary hearings will be held in January 2014.

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    24

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "will," "intend," “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the impact of the regulatory process on the pending matters before the Federal Energy Regulatory Commission and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM Interconnection LLC; economic or weather conditions affecting future sales and margins; regulatory outcomes associated with storm restoration, including but not limited to Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and availability and their impact on retail margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including possible greenhouse gas emission, water discharge, water intake and coal combustion residual regulations, the potential impacts of Cross-State Air Pollution Rule, Clean Air Interstate Rule (CAIR), and/or any laws, rules or regulations that ultimately replace CAIR, and the effects of the United States Environmental Protection Agency's Mercury and Air Toxics Standards rules including our estimated costs of compliance; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units including the impact on vendor commitments, and the timing thereof as they relate to, among other things, Reliability Must-Run arrangements and the reliability of the transmission grid; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the impact of future changes to the operational status or availability of our generating units; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals including, but not limited to, the ability to reduce costs and to successfully complete our announced financial plans designed to improve our credit metrics and strengthen our balance sheet, including but not limited to, proposed capital raising and debt reduction initiatives, and the proposed sale of non-core hydro assets; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to continue to successfully implement our direct retail sales strategy in the Competitive Energy Services segment; changing market conditions that could affect the measurement of liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plan, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and our major industrial and commercial customers, and other counterparties including fuel suppliers, with which we do business; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 3rd Quarter 2013                    25